    As filed with the Securities and Exchange Commission on January 17, 2002

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                        PINNACLE FINANCIAL PARTNERS, INC.
             (Exact name of Registrant as specified in its Charter)

                                    TENNESSEE
         (State or other Jurisdiction of Incorporation or Organization)

                                   62-1812853
                     (I.R.S. Employee Identification Number)

                         211 COMMERCE STREET, SUITE 300
                           NASHVILLE, TENNESSEE 37201
                                 (615) 744-3700
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                 M. TERRY TURNER
                               THE COMMERCE CENTER
                         211 COMMERCE STREET, SUITE 300
                           NASHVILLE, TENNESSEE 37201
                                 (615) 744-3700
            (Name, Address, Including Zip Code, and Telephone Number
                   Including Area Code, of Agent For Service)

                                    Copy to:

                                 BOB F. THOMPSON
                             BASS, BERRY & SIMS PLC
                        315 DEADERICK STREET, SUITE 2700
                           NASHVILLE, TENNESSEE 37238
                                 (615) 742-6200

                -------------------------------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                    PROPOSED
                               AMOUNT TO             MAXIMUM             PROPOSED MAXIMUM        AMOUNT OF
  TITLE OF SHARES TO BE           BE             AGGREGATE PRICE        AGGREGATE OFFERING      REGISTRATION
       REGISTERED             REGISTERED(1)        PER SHARE(1)              PRICE(1)               FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, $1.00
par value                       203,000              $10.00                 $2,030,000              $187
==============================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933 and based upon a warrant exercise price of $10.00 per share.

                                 ---------------

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED JANUARY 17, 2002

                                   PROSPECTUS

                        PINNACLE FINANCIAL PARTNERS, INC.

                         203,000 SHARES OF COMMON STOCK

                                ----------------

         We have outstanding warrants to purchase up to 203,000 shares of our common stock, par value $1.00 per share. The warrant holders can use this prospectus to purchase some or all of the shares of common stock they receive by exercising those warrants. We will receive $10.00 per share of common stock upon any exercise of a warrant.

         Our common stock is traded on the Nasdaq OTC Bulletin Board under the symbol "PNFP."

         BEFORE INVESTING IN OUR STOCK, PLEASE CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

                                ----------------

         SHARES OF OUR COMMON STOCK ARE NOT DEPOSITS, SAVINGS ACCOUNTS, OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

         THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT

                The date of this Prospectus is January 17, 2002.

                                     SUMMARY

         We are a bank holding company based in the Nashville, Tennessee metropolitan area. Our sole subsidiary is Pinnacle National Bank, which commenced operations on October 27, 2000. Pinnacle National has opened branches in downtown Nashville, the Green Hills area of Nashville and in Brentwood, Tennessee. We sometimes refer to Pinnacle National Bank in this prospectus as Pinnacle National.

         Our management philosophy focuses on delivering to individuals and small- to medium-sized businesses exceptional client service and effective financial advice. We employ highly trained personnel who understand and care about the broad financial needs and objectives of our clients. Our specific business strategies involve:

         - Capitalizing on our directors' and officers' diverse community involvement, professional expertise, and personal and business contacts;
         - Retaining our highly experienced and qualified banking and financial personnel;
         - Providing individualized attention with consistent, local decision-making authority;
         - Offering a full line of financial services to include traditional depository and credit products, as well as investment and insurance products;
         - Capitalizing on customer dissatisfaction with financial institutions that are not meeting the sophisticated financial needs of our customer base;
         - Utilizing technology and strategic outsourcers to provide a broad array of sophisticated and convenient products and services; and
         - Executing an aggressive marketing program to promote Pinnacle National Bank's philosophy and market presence.

         Our organizers purchased 406,000 shares of our common stock in our initial public offering in July, 2000. To compensate them for their risk and to encourage their continued, active participation in growing our business, we offered our organizers warrants to purchase one share of our common stock for every two shares they purchased in our initial public offering, up to an aggregate total for all purchasers of 203,000 additional shares of our common stock. Once vested, our organizers may exercise their warrants to purchase the underlying shares of our common stock at an exercise price of $10.00 per share. We are registering the shares to be issued upon the exercise of these warrants.

         Our company's corporate headquarters is located at 211 Commerce Street, Suite 300, Nashville, Tennessee 37201 and our telephone number at that address is (615) 744-3700.

                                  RISK FACTORS

         You should carefully consider the risks described below, as well as other information contained in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, before purchasing any shares of our common stock. If any of these events occurs, our business, financial condition or results of operations could be materially harmed, the trading price of our common stock could decline and you may lose all or part of your investment.

         UNCERTAIN PROFITABILITY. We have experienced losses since our organization. Our company reported a net loss in 2000 of approximately $2.26 million and expects to report a net loss in 2001 of approximately $1.14 million. There can be no assurance that such losses will not continue in 2002, or as to when, if ever, our operations will be profitable.

         NO DIVIDENDS. We do not anticipate paying dividends to our shareholders for the foreseeable future. In order to pay dividends, we will need to receive dividends from our bank subsidiary or have other sources of funds. As a national bank, Pinnacle National will not be able to pay dividends to us until it has a positive undivided profits account as well as satisfy other regulatory requirements. At December 31, 2001, Pinnacle National's accumulated deficit was approximately $3.3 million.

         GENERAL ECONOMIC CONDITIONS. General business conditions may adversely affect our results of operations. We believe that most of Pinnacle National's commercial lending will be to small- and medium-sized businesses. Periods of economic weakness may adversely affect these customers more than larger enterprises.

         REGULATORY ISSUES OF NEW BANK STATUS. We are subject to certain regulatory restrictions because Pinnacle National is recently organized. Until October 2003 regulations require us to maintain a ratio of Tier One Capital (generally common stock, certain types of preferred stock and trust preferred securities, less goodwill and certain other intangible assets) of at least 8% (significantly higher than the 5% level necessary for "well capitalized" status). During that same period, Pinnacle National has agreed to give the Office of the Comptroller of the Currency, or the OCC, at least thirty days prior notice of any significant deviations from its original operating plan as approved by the OCC. We also have agreed with the Board of Governors of the Federal Reserve System to obtain the Federal Reserve's approval prior to incurring any holding company indebtedness. We anticipate that regulatory approval of Pinnacle National's growth plans and capital requirements from one or more of these agencies will be required in order to maintain growth at projected levels. Failure to obtain such approvals could adversely affect our future growth.

         ADDITIONAL CAPITAL NEEDED TO ACCOMPLISH GROWTH OBJECTIVES. Based upon our current projections, we anticipate that over the next three years, we will be required to incur borrowings and issue additional securities which qualify for Tier One or Total Capital status. These steps may be necessary in order to provide additional capital to Pinnacle National. The terms and conditions of future borrowings, and the type or terms of future securities, are currently unknown. However, if future securities are, or are convertible into or involve rights to acquire, additional shares of common stock you could suffer dilution of your interest in us.

         POSSIBLE FUTURE DILUTION. Circumstances may require us to issue additional shares of common stock, or securities convertible into, exchangeable for or representing rights to acquire shares of common stock. The sale of these shares would dilute your ownership interest. Also, these future sales may be made at prices lower than the $10.00 price in this offering. In addition, warrant holders and option holders may exercise their warrants or options to purchase common stock, which would result in the dilution of your proportionate interest in us.

         COMPETITION. The Nashville area banking market is highly competitive. In Davidson County, three banks operate each with over $1 billion in deposits in the market and six more banks each with over $200 million in deposits. All of these institutions are larger and have more offices than Pinnacle National. While we believe that local ownership and management and high levels of customer service will permit us to continue to grow, highly competitive market conditions may adversely impact profitability. Moreover, some of our competitors are not subject to the same degree of regulation as we will be and may have greater resources than will be available to us.

         DEPARTURES OF OUR KEY PERSONNEL OR DIRECTORS MAY IMPAIR OPERATIONS. If any of our executive officers were to leave Pinnacle National, our operations could suffer due to the costs associated with recruiting new personnel and orienting them to our business. Particularly, we believe M. Terry Turner, Robert
A. McCabe, Jr. and Hugh M. Queener are important to our success, and if they terminate their employment with us, our financial condition and results of operations may be adversely affected. While we have entered into three-year employment agreements with Mr. Turner, Mr. McCabe and Mr. Queener, their agreements do not contain non-competition or non-solicitation provisions; therefore, we cannot be assured of their continued service. Additionally, our directors' community involvement, diverse backgrounds and extensive local business relationships are important to our success. If any of our directors discontinue his or her relationship with us for whatever reason, or if the composition of our board of directors changes materially, our growth could be adversely affected.

         GOVERNMENT REGULATION MAY ADVERSELY AFFECT PROFITABILITY AND GROWTH. We are subject to extensive government supervision and regulation. Our ability to achieve profitability and to grow could be adversely affected by state and federal banking laws and regulations. These regulations are intended primarily to protect depositors, not shareholders. In addition, the burden imposed by federal and state regulations may place us at a competitive disadvantage compared to competitors who are less regulated. Future legislation or government policy may also adversely affect the banking industry or our operations. In particular, with the enactment of the Gramm-Leach-Bliley Act, many federal and state laws barring affiliations between banks, securities firms, insurance companies and other financial services providers have been eliminated. We believe the removal of these barriers may significantly increase competition in our industry.

         INTEREST RATES MAY DECREASE NET INTEREST INCOME. Our profitability depends substantially on Pinnacle National's net interest income, which is the difference between the interest income earned on its loans and other assets and the interest expense paid on its deposits and other liabilities. A large change in interest rates may significantly decrease or eliminate our profitability. While we intend to take measures to minimize the effect that changes in interest rates will have on Pinnacle National's net interest income and profitability, these measures may not be effective.

         DIRECTORS AND EXECUTIVE OFFICERS COULD HAVE ABILITY TO INFLUENCE SHAREHOLDER ACTIONS IN A MANNER ADVERSE TO YOUR PERSONAL INVESTMENT OBJECTIVES. Together, our directors and executive officers may be able to influence the outcome of director elections or block a significant transaction, such as a merger or acquisition, that might otherwise be approved by the shareholders. For example, to be elected, a director nominee generally must receive more votes than any other nominee for the same seat on the board of directors. Further, a merger or acquisition not adopted by two-thirds of our board of directors generally must be approved by a two-thirds vote of the shareholders; and, most other matters generally require that more shares be voted for rather than against the proposal. Consequently, our directors and executive officers, as a group, may hold enough shares to effectively block a potential merger or acquisition, or any other important matter requiring the affirmative vote of two-thirds of our outstanding common stock, and may significantly influence the outcome of a vote on any other matter.

         STATE LAW AND CHARTER MAY PROHIBIT PREMIUM PRICE. In many cases, shareholders receive a premium for their shares when a company is purchased by another. Under Tennessee law, however, no bank holding company may acquire control of us until Pinnacle National has been incorporated for five years. In addition, state and federal law and our charter make it difficult for anyone to purchase us without approval of our board of directors. These provisions include the existence of preferred stock, staggered terms for the directors, restrictions on the ability to change the number of directors or to remove a director, supermajority voting requirements and flexibility in considering acquisition proposals.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on assumptions and estimates and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "will," "believe," "estimate," "expect," "intend," "seek," or similar expressions. These forward-looking statements may address, among other things, the anticipated effects of the offering of the securities hereunder, our anticipated earnings, capital expenditures, contributions to our net sales by acquired companies, sales momentum, customer and product sales mix, expected efficiencies in our business and our ability to realize expected synergies from acquisitions. These forward-looking statements are subject to risks, uncertainties and assumptions including governmental monetary and fiscal policies, deposit levels, loan demand, loan collateral values, securities portfolio values, interest rate risk management, the effects of competition in the banking business from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market funds and other financial institutions operating in our market area and elsewhere, including institutions operating through the Internet, changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions, failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans and other factors. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are described under "Risk Factors" and in the documents incorporated or deemed to be incorporated by reference in this prospectus.

         If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section. We undertake no obligation to publicly update or revise any forward-looking statements to reflect future events or developments.

                                 USE OF PROCEEDS

         Upon the exercise of any warrant, we will receive $10.00 per share of common stock issued as a result of the exercise of the warrant. We will use these proceeds for general corporate purposes, including contributing the proceeds to Pinnacle National to provide additional capital to support its growth.

                              PLAN OF DISTRIBUTION

         In the event of the exercise of any or all of the warrants by the warrant holders, we will receive $10.00 multiplied by the number of shares exercisable pursuant to the warrant. In exchange for the consideration, we will issue the shares of our common stock to the exercising warrant holder. We will not use an underwriter in connection with these issuances of common stock. Upon issuance, the shares will be freely tradable subject, in the case of exercise by affiliates of Pinnacle, to Rule 144 promulgated under the Securities Act.

                                 LEGAL MATTERS

         The legality of the securities offered by this prospectus will be passed upon for Pinnacle by Bass, Berry & Sims PLC.

                                    EXPERTS

         The consolidated financial statements of Pinnacle Financial Partners, Inc. and subsidiary incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of Arthur Andersen LLP as experts in giving these reports.

                                  OTHER EVENTS

         In addition to the directors named in our Proxy Statement dated
April 6, 2001, two additional directors have been added to our Board of Directors subsequent to our Annual Meeting of Shareholders. Gregory L. Burns and Linda E. Rebrovick were both added to the board on June 17, 2001.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any prospectus supplement or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

         - Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

         - Our Quarterly Reports on Form 10-QSB, filed with the SEC on May 4, 2001, August 14, 2001 and November 7, 2001;

         -        Our Current Report on Form 8-K, filed with the SEC on
                  October 5, 2001;

         - The description of the Registrant's Common Stock, par value $1.00 per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission and dated August 3, 2000, including all amendments and reports filed for purposes of updating such description; and

         -        All other reports that we file with the SEC pursuant to
                  Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

         We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Corporate Secretary, Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201 (telephone (615) 744-3700). The information contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

                              AVAILABLE INFORMATION

         We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

         This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act of 1933, as amended, with respect to the securities. As permitted by the SEC's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC filing fee..................................................................    $    187.00
Legal fees*.....................................................................       7,000.00
Accounting Fees*................................................................         250.00
Printing Expenses*..............................................................         250.00
Miscellaneous*..................................................................            .00
                                                                                      ---------
         Total*.................................................................      $7,687.00
                                                                                      =========

----------------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's bylaws provide that its directors and officers will be indemnified against expenses that they actually and reasonably incur if they are successful on the merits of a claim or proceeding. In addition, the bylaws provide that the Registrant will advance to its directors and officers reasonable expenses of any claim or proceeding, so long as the director or officer furnishes the Registrant with (1) a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct and
(2) a written statement that he or she will repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

         When a case or dispute is settled or otherwise not ultimately determined on its merits, the indemnification provisions provide that the Registrant will indemnify its directors and officers when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director or officer acted in a manner he or she in good faith believed to be in or not opposed to the Registrant's best interests and, in the case of a criminal action or proceeding, if the insider had no reasonable cause to believe his or her conduct was unlawful. The Registrant's board of directors, shareholders or independent legal counsel determines whether the director or officer has met the applicable standard of conduct in each specific case.

         The Registrant's bylaws also provide that the indemnification rights contained in the bylaws do not exclude other indemnification rights to which a director or officer may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. The Registrant can also provide for greater indemnification than is provided for in the bylaws if the Registrant chooses to do so, subject to approval by its shareholders and the limitations provided in the Registrant's charter as discussed in the subsequent paragraph.

         The Registrant's charter eliminates, with exceptions, the potential personal liability of a director for monetary damages to the Registrant and its shareholders for breach of duty as a director. There is, however, no elimination of liability for:

         - a breach of the director's duty of loyalty to the Registrant or its shareholders;

         - an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

         - any payment of a dividend or approval of a stock repurchase that is illegal under the Tennessee Business Corporation Act (the "TBCA").

         The Registrant's charter does not eliminate or limit the Registrant's right or the right of its shareholders to seek injunctive or other equitable relief not involving monetary damages.

         The indemnification provisions of the bylaws specifically provide that the Registrant may purchase and maintain insurance on behalf of any director or officer against any liability asserted against and incurred by him or her in his or her capacity as a director, officer, employee or agent, whether or not the Registrant would have had the power to indemnify against such liability.

         The Registrant's bylaws further provide that, under similar limitations and conditions specified above for its directors and officers, the Registrant is obligated to provide indemnification for its organizers and may provide indemnification for its employees and agents.

         The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that
(a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

ITEM 16. EXHIBITS

Exhibit No.       Exhibit Description
-----------       -------------------
4.1               Bylaws (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form SB-2
                  dated May 30, 2000 (Registration No. 333-38018 and incorporated herein by reference).

4.2               Charter, as amended and restated, previously filed as Exhibit 3.1 to the Company's
                  Registration Statement on Form SB-2 dated May 30, 2000 (Registration No. 333-38018 and incorporated herein by reference).

4.3               Form of Pinnacle Financial Partners, Inc. Organizers' Warrant Agreement, previously filed as Exhibit 10.4 to the Company's Registration Statement on Form SB-2 dated May 30, 2000
                  (Registration No. 333-38018 and incorporated herein by reference).

5                 Opinion of Bass, Berry & Sims PLC

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24                Power of Attorney (included at pages II-4 and II-5)

ITEM 17. UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any additional or changed material information on the plan of distribution;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than our payment of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of these issues.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 15th day of January, 2002.


                                 PINNACLE FINANCIAL PARTNERS, INC.



                                 By:  /s/ M. Terry Turner
                                    --------------------------------------------
                                 M. Terry Turner
                                 President, Chief Executive Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints M. Terry Turner and Robert A. McCabe, Jr. and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

               Signature                                         Title                                    Date
-------------------------------------         ---------------------------------------------        -----------------
/s/ M. Terry Turner                           President, Chief Executive Officer, and              January 15, 2002
-------------------------------------         Director (Principal executive officer)
M. Terry Turner


/s/ Hugh M. Queener                           Executive Vice President, Chief                      January 15, 2002
-------------------------------------         Administrative Officer (Principal financial
Hugh M. Queener                               and accounting officer)


/s/ Robert A. McCabe, Jr.                     Chairman of the Board of Directors                   January 15, 2002
------------------------------------
Robert A. McCabe, Jr.


/s/ Sue G. Atkinson                           Director                                             January 15, 2002
------------------------------------
Sue G. Atkinson


/s/ Gregory L. Burns                          Director                                             January 15, 2002
------------------------------------
Gregory L. Burns


/s/ Colleen Conway-Welch                      Director                                             January 15, 2002
------------------------------------
Colleen Conway-Welch

               Signature                                         Title                                    Date
-------------------------------------         ---------------------------------------------        -----------------

/s/ Clay T. Jackson                           Director                                             January 15, 2002
------------------------------------
Clay T. Jackson


/s/ John E. Maupin, Jr.                       Director                                             January 15, 2002
------------------------------------
John E. Maupin, Jr.


/s/ Robert E. McNeilly, Jr.                   Director                                             January 15, 2002
------------------------------------
Robert E. McNeilly, Jr.


/s/ Dale W. Polley                            Director                                             January 15, 2002
------------------------------------
Dale W. Polley


/s/ Linda E. Rebrovick                        Director                                             January 15, 2002
------------------------------------
Linda E. Rebrovick


/s/ James L. Shaub, II                        Director                                             January 15, 2002
------------------------------------
James L. Shaub, II


/s/ Reese L. Smith, III                       Director                                             January 15, 2002
------------------------------------
Reese L. Smith, III

                                  EXHIBIT INDEX

Exhibit No.       Exhibit Description
-----------       -------------------
4.4               Bylaws (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form SB-2
                  dated May 30, 2000 (Registration No. 333-38018 and incorporated herein by reference).

4.5               Charter, as amended and restated, previously filed as Exhibit 3.1 to the Company's
                  Registration Statement on Form SB-2 dated May 30, 2000 (Registration No. 333-38018 and incorporated herein by reference).

4.6               Form of Pinnacle Financial Partners, Inc. Organizers' Warrant Agreement, previously filed as Exhibit 10.4 to the Company's Registration Statement on Form SB-2 dated May 30, 2000
                  (Registration No. 333-38018 and incorporated herein by reference).

5                 Opinion of Bass, Berry & Sims PLC

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24                Power of Attorney (included at pages II-4 and II-5)